UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 21, 2012

AMERICAN INTERNATIONAL VENTURES, INC.

(Exact name of Registrant as specified in charter)

Delaware	000-30368	22-3489463
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer ID Number)

6004 Tealside Court, Lithia, Florida	33547
(Address of principal executive offices)	(Zip Code)

(813) 260-2866
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 17, 2012, the Board of Directors appointed Jack Wagenti as the Company’s interim Chairman, Chief Executive Officer, Chief Financial Officer and Secretary/Treasurer.

Mr. Wagenti was previously elected Chairman of the Board and Chief Executive Officer of US Precious Metals, Inc. in December 2007 and subsequently resigned in October 2008. Mr. Wagenti had been Chief Financial Officer/Secretary/Treasurer from May of 2002 until the December 2007 appointment. Mr. Wagenti was appointed again in August 2010 as Chairman of the Board, Secretary Treasurer and Chief Financial Officer of US Precious Metals, Inc. Mr. Wagenti resigned all positions in US Precious Metals, Inc. November 30, 2011. Mr. Wagenti has been Director of International Power Group since October of 2004 and resigned September 2008. From 1996 to May 2009, Mr. Wagenti has served in varying capacities of American International Ventures, Inc., a company trading on the Over the Counter Bulletin Board and Pink Sheet market. Mr. Wagenti resigned as a Director in May of 2009 as a Director of American International Ventures, Inc.

As of the date of this report the Company has no written or oral agreements with Mr. Wagenti regarding compensation or any other form of remuneration. There are no family relationships between the Directors and Officers.  There have been no transactions since the beginning of our last fiscal year, or any currently proposed transactions, in which we or are to be a participant, exceeding $120,000 and in which our new officer had or will have a direct or indirect material interest  There is no material plan, contract or arrangement (whether or not written) to which the above named officers are a party or in which each party participates that is entered into or a material amendment in connection with the triggering event or any grant or award to any such covered person or modification thereto, under any such plan, contract or arrangement in connection with any such event.

The above notwithstanding. Mr. Wagenti is an officer, director and principal shareholder of Placer Gold Prospecting, Inc. (“Placer”). Placer is a privately held Florida corporation with gold and silver operations and development projects in Nevada, Oregon, New Mexico, California and politically stable jurisdictions in Baja California. The Issuer and Placer have had preliminary discussions regarding a possible merger, acquisition and/or other business combination involving the two companies. There can be no assurance that such discussionswill be finalized or result in a merger, acquisition and/or other business combination.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American International Ventures, Inc.

/s/ Jack Wagenti	February 22, 2012
Jack Wagenti, Chairman	Date